UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 31, 2025

908 Devices Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-39815	45-4524096
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

44 Third Avenue

Burlington, MA  01803

(Address of principal executive offices, including zip code)

(857) 254-1500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last reports)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	MASS	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 ( §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On July 31, 2025, Jeff George resigned from the Board of Directors (the “Board”) of 908 Devices Inc. (the “Company”) and the Compensation Committee of the Board. His resignation was effective on July 31, 2025 at 5:00 p.m. Eastern Time. His decision to resign from the Board was not related to any disagreement with the Company on any matter relating to its operations, policies or practices and follows the Company’s recent sale of its bioprocessing product portfolio.

On August 1, 2025, Brandi C. Vann, Ph.D. was appointed to the Board to fill the vacancy created following Mr. George’s resignation. Dr. Vann will serve as a Class I director, with a term expiring at the Company’s 2027 annual meeting of stockholders.

Dr. Vann is Director of Strategic Implementation at Draper, a nonprofit engineering innovation company, which she joined in July 2025. Prior to Draper, she had a long and distinguished government career, with responsibility for the strategy and implementation of nuclear, chemical, and biological defense programs at the United States Department of Defense (DoD).

Dr. Vann was the Principal Deputy Assistant Secretary for Nuclear, Chemical, and Biological Defense from January 2022 until July 2025, and in April 2024 added, Performing the Duties of the Assistant Secretary of Defense for Nuclear, Chemical, and Biological Defense Programs. In this capacity she was the principal advisor on nuclear weapons, nuclear energy, chemical and biological defense programs, chemical demilitarization, and treaty management. From September 2019 through January 2022, she served as Deputy Assistant Secretary of Defense for Chemical and Biological Defense.

Dr. Vann also held positions at the Defense Threat Reduction Agency (DTRA), part of the DoD, including Chief of the Advanced and Emerging Threats Division from 2017 to 2019, where she led efforts for the characterization of advanced and emerging chemical and biological threats. She also served in other capacities at DTRA including Chief of the Detection and Diagnostics Systems Development Branch from 2014 to 2017 and Chief of the Assays and Biomarkers Branch from 2008 to 2012. She also served as Director of Laboratories at Nephron Pharmaceuticals from 2013-2014.

As a career member of the senior executive service in the DoD, Dr. Vann was awarded the 2023 Meritorious Presidential Rank Award. She holds a bachelor’s degree in chemistry and received her Ph.D. in analytical chemistry from the University of South Carolina.

In accordance with the Company’s Non-Employee Director Compensation Policy (the “Policy”), Dr. Vann will receive annual cash compensation of $40,000 for general availability and participation in meetings and conference calls of the Board, to be paid quarterly in arrears, pro-rated based on the number of actual days served by the director during such calendar quarter. No additional compensation will be paid for attending individual meetings of the Board. In addition, Dr. Vann shall be granted an initial, one-time equity award (the “Initial Award”), representing $200,000 of value on the grant date, with 50% of the value allocated to Restricted Stock Unit awards (“RSUs”), and 50% of the value allocated to Non-Qualified Stock Option awards (“NQSOs”). The RSUs shall vest annually over three (3) years from the director commencement date, with pro rata vesting upon termination of service for any reason, and the NQSOs shall vest monthly over three (3) years from the director commencement date, provided that such director remains a service provider through the applicable vesting dates. The Initial Awards shall be granted under and subject to terms of the Company’s 2020 Stock Option and Incentive Plan.

Dr. Vann will also be eligible for equity awards on the same terms as other continuing non-employee members of the Board. Currently, the Policy provides that, on or about the date of each annual meeting of stockholders of the Company (the “Annual Meeting”), each continuing non-employee director, other than a director who joined the Board and received an Initial Award within 90 days of such Annual Meeting, will receive an annual equity award (the “Annual Award”), representing $135,000 of value on the grant date, with 50% of the value allocated to RSUs, and 50% of the value allocated to NQSOs. The RSUs shall vest in full at the one year anniversary of the Annual Meeting, or the day prior to the next Annual Meeting, whichever is first to occur, with pro rata vesting upon termination of service for any reason, and the NQSOs shall vest monthly over one (1) year from the date of the Annual Meeting, provided that such director remains a service provider through the applicable vesting dates. The Annual Awards shall be granted under and subject to terms of the Company’s 2020 Stock Option and Incentive Plan.

All outstanding Initial Awards and Annual Awards held by a non-employee director shall become fully vested and exercisable upon a Sale Event (as defined in the Company’s 2020 Stock Option and Incentive Plan).

Dr. Vann also executed the Company’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.3 to the Company’s Registration Statement on Form S-1 (File No. 333-250954) filed with the Securities and Exchange Commission on November 25, 2020.

There are no arrangements or understandings between Dr. Vann and any other persons pursuant to which Dr. Vann was elected as a director. In addition, there are no family relationships between Dr. Vann and any other director or executive officer of the Company and Dr. Vann has no direct or indirect material interest in any transaction, or series of transactions, required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On August 4, 2025, the Company issued a press release announcing the appointment of Dr. Vann as a director. The press release is attached hereto as Exhibit 99.1.

On August 1, 2025, the Board appointed Tony J. Hunt to be a member of and the Chair of the Compensation Committee of the Board, to fill the vacancy created upon Mr. George’s resignation. The Board determined that Mr. Hunt is “independent” as that term is defined in the applicable Nasdaq rules, and that he meets the requirements of a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act.

Item 7.01	Regulation FD Disclosure.

On August 4, 2025, the Company issued a press release announcing the appointment of Dr. Vann as a director. The press release is furnished hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

99.1	Press Release dated August 4, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

908 DEVICES INC.

August 4, 2025	By:	/s/ Michael S. Turner
Michael S. Turner
Chief Legal and Administrative Officer